Exhibit 3.1

DE BRAUW BLACKSTONE WESTBROEK

advocaten & notarissen

in samenwerking met

DE BANDT, VAN HECKE, & LAGAE

OPRICHTING
van de besloten vennootschap
met beperkte aansprakelijkheid:
Leidemeis B.V.,
gevestigd te Utrecht.

d.d. 18 december 1997
afschrift
hl/cdm/le

DE BRAUW BLACKSTONE WESTBROEK

AKTE VAN OPRICHTING

Leidemeis B.V.

Heden achttien december negentienhonderdzevenennegentig verschijnt voor mij, Mr Cornelis Willem de Monchy, notaris te Rotterdam:

Mr HesseL Lammert Hilarides, kandidaat-notaris, wonende te 3011 XZ Rotterdam, Boompjes 313, geboren te Hardegarijp op veertien april negentienhonderdtweeënzeventig, van wie de identiteit is vastgesteld aan de hand van paspoort nummer: N05059067, ongehuwd, te dezen handelend als schriftelijk gevolmachtigde van de besloten Munaro Holding B.V. vennootschap met beperkte aansprakelijkheid: Moeleiden B.V., statutair gevestigd te Utrecht en met adres: 3511 EP Utrecht, Moreelsepark 54 en als zodanig die vennootschap vertegenwoordigend.

De comparant, handelend als vermeld, verklaart dat Moeleiden B.V. een besloten vennootschap met beperkte aansprakelijkheid opricht, die wordt geregeerd door de volgende

S T A T U T E N :

Naam, Zetel.

Artikel 1.

De vennootschap draagt de naam: Munaro Holding B.V. Leidemeis B.V.

Zij is gevestigd te Utrecht.

Doel.

Artikel 2.

De vennootschap heeft ten doel:

a.               het beheer, de exploitatie en ontwikkeling van onroerende zaken en andere registergoederen, waaronder begrepen het verkrijgen en vervreemden van deze zaken;

b.              het oprichten en verwerven van, het deelnemen in, het samenwerken met en het voeren van de directie over andere ondernemingen, alsmede het (doen) financieren, ook door middel van het stellen van zekerheden, van en/of voor andere ondernemingen, met name van die waarmee de vennootschap in een groep is verbonden;

c.               de vennootschap kan binnen haar doel al datgene verrichten wat met dit doel in de ruimste zin verband houdt zowel voor eigen rekening, als voor rekening van of in opdracht van derden, waaronder speciaal voor vennootschappen of ondernemingen waarmee de vennootschap in een groep verbonden is, zomede al hetgeen met het vorenstaande verband houdt of daartoe bevorderlijk kan zijn.

Kapitaal en aandelen.

Artikel 3.

3.1.                              Het maatschappelijk kapitaal der vennootschap bedraagt tweehonderdduizend gulden (NLG 200.000,—). Het is verdeeld in tweehonderd (200) aandelen van duizend gulden (NLG 1.000,—) elk.

3.2.                              De aandelen luiden op naam en zijn doorlopend genummerd van 1 af.

3.3.                              Er worden geen aandeelbewijzen uitgegeven.

3.4.                              De vennootschap mag leningen met het oog op het nemen of verkrijgen van aandelen in haar kapitaal verstrekken tot ten hoogste het bedrag van haar uitkeerbare reserves. Een besluit van het bestuur tot het verstrekken van een lening, bedoeld in de vorige zin, behoeft goedkeuring van de algemene vergadering van aandeelhouders, hierna ook te noemen: de algemene vergadering.

De vennootschap houdt een niet uitkeerbare reserve aan tot het uitstaande bedrag van de in dit lid genoemde leningen.

Uitgifte van aandelen.

Artikel 4.

4.1.                              De algemene vergadering besluit tot uitgifte van aandelen; de algemene vergadering stelt de koers en deverdere voorwaarden van uitgifte vast.

4.2.                              Uitgifte van aandelen geschiedt nimmer beneden pari.

4.3.                              Uitgifte van aandelen geschiedt bij notariële akte met inachtneming van het bepaalde in artikel 196, Boek 2, Burgerlijk Wetboek.

4.4.                              Bij uitgifte van aandelen alsook bij bet verlenen van rechten tot het nemen van aandelen heeft een aandeelhouder geen voorkeursrecht.

4.5.                              De vennootschap verleent geen medewerking aan de uitgifte van certificaten van aandelen.

Storting op aandelen.

Artikel 5.

5.1.                              Aandelen worden slechts tegen volstorting uitgegeven.

5.2.                              Storting moet in geld geschieden, voor zover niet een andere inbreng is overeengekomen.

5.3.                              Storting in geld kan in vreemd geld geschieden, indien de vennootschap daarin toestemt.

Verkrijging en vervreemding van eigen aandelen.

Artikel 6.

6.1.                              Het bestuur kan met machtiging van de algemene vergadering de vennootschap een zodanig aantal volgestorte aandelen in haar eigen kapitaal onder bezwarende titel doen verkrijgen, dat het nominale bedrag van de te verkrijgen en van de reeds door de vennootschap en haar dochtermaatschappijen tezanmen gehouden aandelen in haar kapitaal niet meer dan de helft van het geplaatste kapitaal bedraagt en onverminderd het daaromtrent overigens in de wet bepaalde.

6.2.                              Ten aanzien van vervreemding door de vennootschap van door haar verkregen aandelen in haar eigen kapitaal is artikel 4, lid 1 van overeenkomstige toepassing. Een besluit tot vervreemding van zodanige aandelen omvat de goedkeuring, als bedoeld in artikel 195, lid 3, Boek 2, Burgerlijk Wetboek.

Aandeelhoudersregister.

Artikel 7.

7.1.                              Het bestuur houdt een aandeelhoudersregister overeenkomstig de daartoe door de wet gestelde eisen.

7.2.                              Het bestuur legt het register ten kantore van de vennootschap ter inzage van de aandeelhouders.

Oproepingen kennisgevingen.

Artikel 8.

8.1.                              Oproepingen en kennisgevingen aan aandeelhouders geschieden bij brief, verzonden aan de adressen vermeld in het aandeelhoudersregister.

8.2.                              Kennisgevingen aan het bestuur geschieden bij brief, verzonden aan het kantoor van de vennootschap of aan de adressen van alle bestuurders.

Wijze van levering van aandelen.

Artikel 9.

De levering van aandelen geschiedt bij notariële akte met inachtneming van het bepaalde in artikel 196, Boek 2, Burgerlijk Wetboek.

Blokkeringsregeling.

Artikel 10.

10.1.                        Overdracht van aandelen in de vennootschap - daaronder niet begrepen overdracht door de vennootschap van door haar verkregen aandelen in haar eigen kapitaal - kan, onverminderd het bepaalde in artikel 15, slechts geschieden met inachtneming van dit artikel 10 en de artikelen 11 en 12.

10.2.                        Een aandeelhouder die een of meer aandelen wil overdragen, hierna ook te noemen: de aanbieder, dient deze aan te bieden aan de andere aandeelhouders, die alsdan een recht van voorkeur tot koop hebben. Indien de vennootschap aandelen in haar eigen kapitaal houdt, wordt zij slechts dan te dezen als aandeelhoudster aangemerkt, indien de aanbieder bij het doen van de mededeling, bedoeld in artikel 11, lid 1, uitdrukkelijk mededeelt dit te wensen.

10.3.                        Indien aandeelhouders hun recht van voorkeur willen uitoefenen ten aanzien van meer aandelen dan voor hen beschikbaar zijn, zullen de beschikbare aandelen door de directie tussen hen worden verdeeld naar verhouding van hun aandelenbezit, met dien verstande, dat aan niemand meer aandelen zullen worden toegewezen dan waarop hij heeft gereflecteerd. Voor zover een dergelijke verdeling niet mogelijk is, zal de toewijzing geschieden bij loting. De directie stelt, na - indien en zolang deze is ingesteld - de raad van commissarissen ter zake te hebben geraadpleegd, het systeem van de toewijzing bij loting en de wijze, waarop de loting zal geschieden, op belanghebbenden bindende wijze vast.

10.4.                        Indien een aandeelhouder of een bestuurder van een aandeelhouder-rechtspersoon enig directeur van de vennootschap is en hij of de door hem beatuurde rechtspersoon tot overdracht van een of meer aandelen wenst over te gaan, dienen alle mededelingen, die ingevolge de artikelen 11 en 12 door of aan de directie moeten worden gedaan, te geschieden door of aan de raad van commissarissen. De raad van commissarissen neemt alsdan de taak, in de artikelen 10 tot en met 12 aan de directie opgedragen, over. Indien en zolang geen raad van commissarissen is ingesteld, komt die taak toe aan de persoon als bedoeld in artikel, 17, lid 5.

Artikel 11.

11.1.                        De aanbieder biedt de aandelen, die hij wil overdragen, aan door middel van een daartoe strekkende mededeling aan de directie.

In die mededeling vermeldt hij het aantal aandelen, dat hij wil overdragen, de aanduidingen van die aandelen en de naam en het adres van degene, aan wie hij wil overdragen.

De aanbieder blijft, totdat een maand is verstreken na de in artikel 12, lid 2, gestelde termijn, steeds bevoegd zijn aanbod, mits geheel, in te trekken door middel van een mededeling aan de directie; hij is dan niet gerechtigd tot overdracht van de aangeboden aandelen over te gaan.

11.2.                        Na de in lid 1, eerste zin, bedoelde mededeling plegen de directie en de aanbieder overleg omtrent de aanwijzing van een onafhankelijke deskundige, die, op alle betrokkenen bindende wijze, de prijs, die gelijk zal zijn aan de waarde van de desbetreffende aandelen, zal vaststellen; tegen de aldus vastgestelde prijs zullen de aandeelhouders hun recht van voorkeur kunnen uitoefenen.

11.3.                        Indien een zodanige deskundige niet binnen tien dagen na de mededeling, bedoeld in lid 1, eerste zin, door de directie en de aanbieder tezamen is aangewezen, geschiedt, op verzoek van de meest gerede van hen, de aanwijzing door de Voorzitter van die Kamer van Koophandel en Fabrieken die op dat moment de gegevens en bescheiden van de vennootschap beheert.

11.4.                        Aan de aangewezen onafhankelijke deskundige - hierna te noemen: de deskundige - verschaft de directie alle door hem verlangde inlichtingen. De kosten van de prijsvaststelling komen ten laste van de vennootschap; indien evenwel de aanbieder zijn aanbod intrekt, komen die kosten, voor zover voor de intrekking gemaakt, voor de helft ten laste van de aanbieder en voor de helft ten laste van de vennootschap.

11.5.                        De deskundige deelt zo spoedig mogelijk de door hem vastgestelde prijs aan de directie en aan de aanbieder mede.

11.6.                        Binnen tien dagen nadat de deskundige de door hem vastgestelde prijs heeft medegedeeld, richt de directie een mededeling aan de aanbieder en aan alle andere aandeelhouders.

11.7.                        De in het vorige lid voorgeschreven mededeling behelst het feit van de aanbieding en vermeldt:

a.               de naam van de aanbieder en de naam en het adres van degene, aan wie hij wil overdragen;

b.              het aantal aandelen, dat de aanbieder wil overdragen en de aanduidingen van die aandelen;

c.               de door de deskundige vastgestelde prijs.

Artikel 12.

12.1.                        Binnen dertig dagen na de in artikel 11, lid 7, bedoelde mededeling dient een ieder, die van zijn recht van voorkeur gebruik wil maken, aan de directie mede te delen, hoeveel aandelen hij wenst te kopen, bij gebreke waarvan zijn recht van voorkeur is vervallen. Aandeelhouders, die tijdig hebben verklaard van hun recht van voorkeur gebruik te willen maken, worden hierna aangeduid als gegadigden.

12.2.                        Binnen tien dagen na het verstrijken van de in het vorige lid gestelde termijn deelt de directie aan de aanbieder mede of er gegadigden zijn en, zo ja, hoeveel en welke aandelen zijn toegewezen en aan wie.

12.3.                        Indien er in het geheel geen gegadigden zijn, zal de aanbieder gedurende drie maanden na de in het vorige lid bedoelde mededeling de aangeboden aandelen, mits alle, vrijelijk, doch slechts aan de door hem genoemde persoon, mogen overdragen.

12.4.                        Indien er wel gegadigden zijn kan de aanbieder:

A.           indien er voor alle aangeboden aandelen gegadigden zijn, totdat een maand na de mededeling, bedoeld in het tweede lid van dit artikel, is verstreken, zijn aanbod, mits geheel, intrekken door middel van een mededeling aan de directie; in dat geval is hij niet gerechtigd tot overdracht van de aandelen over te gaan;

B.             indien er voor slechts een gedeelte van de aangeboden aandelen gegadigden zijn:

a.               hetzij verlangen over te gaan tot verkoop en levering aan de gegadigden, mits zodanig verlangen verkoop en levering aan al die gegadigden betreft en aan de directie wordt medegedeeld binnen een maand na de mededeling, bedoeld in lid 2; bij toepassing van het bepaalde onder deze letter a kan de aanbieder de aandelen, waarvoor geen gegadigden zijn, mits alle, gedurende drie maanden na de mededeling, bedoeld in lid 2, vrijelijk, doch slechts aan de door hero genoemde persoon, overdragen;

b.              hetzij gedurende drie maanden na de mededeling, bedoeld in lid 2, de aangeboden aandelen, mits alle, vrijelijk, doch slechts aan de door hem genoemde persoon, overdragen.

12.5.                        Van een mededeling, als bedoeld in lid 4, sub A en in lid 4, sub B, letter a, doet de directie binnen zeven dagen mededeling aan de gegadigden.

12.6.                        Indien er voor alle aangeboden aandelen gegadigden zijn en de aanbieder zijn aanbod niet heeft ingetrokken of indien de aanbieder heeft gebruik gemaakt van de mogelijkheid, hem verschaft door het bepaalde in lid 4, sub B, letter a, is ten aanzien van alle desbetreffende aandelen een koopovereenkomst tot stand gekomen en is de aanbieder verplicht binnen twintig dagen na het verstrijken van de in lid 4, sub A gestelde termijn van een maand, respectievelijk binnen twintig dagen na de door hem aan de directie gedane mededeling, als bedoeld in lid 4, sub B, letter a, tot levering van de aandelen over te gaan en zijn de gegadigden verplicht tegelijkertijd de prijs van de aandelen contant aan de aanbieder te betalen. Indien een gegadigde daarmede in verzuim is, is de desbetreffende koopovereenkomst ontbonden, indien de aanbieder bij mededeling aan de directie, te doen binnen vijftien dagen nadat het verzuim is ingetreden, verklaart dit te wensen; de directie doet daarvan onverwijld mededeling aan de desbetreffende gegadigde.

Alsdan kan, indien er geen andere gegadigden zijn die wel aan hun betalingsplicht hebben voldaan, de aanbieder de aandelen, mits alle, gedurende drie maanden nadat hij de in de vorige zin bedoelde mededeling aan de directie heeft gedaan, vrijelijk, doch slechts aan de door hem genoemde persoon, overdragen. Zijn er wel andere gegadigden, die aan hun betalingsplicht hebben voldaan, dan gelden de niet betaalde aandelen als aangeboden aan bedoelde andere gegadigden, dit met toepasselijkheid van artikel 10, lid 3; de directie doet hun daarvan onverwijld mededeling.

Indien binnen drie weken na deze mededeling alle aangeboden aandelen door die andere gegadigden zijn afgenomen, vindt het hiervoor in dit artikel bepaalde overeenkomstige toepassing, tenzij de aanbieder zijn aanbod, mits geheel, door middel van een mededeling aan de directie, intrekt, waartoe hij gerechtigd is totdat na afloop van evenbedoelde drie weken een maand verstreken is, in welk geval alle inmiddels reeds tot stand gekomen koopovereenkomsten ontbonden zijn; hij is dan niet gerechtigd tot overdracht van de aangeboden aandelen over te gaan.

Indien niet binnen drie weken na de in de voorlaatste zin bedoelde mededeling alle aangeboden aandelen door die andere gegadigden zijn afgenomen, zijn ook de koopovereenkomsten met die andere gegadigden ontbonden, tenzij de aanbieder binnen vijftien dagen na het verstrijken van gemelde termijn van drie weken door middel van een mededeling aan de directie - die zulks onverwijld aan de desbetreffende gegadigden mededeelt - verklaart alle koopovereenkomsten met die andere gegadigden gestand te willen doen. Legt de aanbieder zodanige verklaring niet af, dan kan deze gedurende drie maanden na afloop van meergemelde termijn van drie weken de aandelen, mits alle, vrijelijk, doch slechts aan de door hem genoemde persoon, overdragen.

Legt de aanbieder een verklaring, als bedoeld in de voorlaatste zin, wel af, dan kan hij niettemin gedurende de in de vorige zin gestelde termijn van drie maanden de niet betaalde aandelen, mits alle, vrijelijk, doch slechts aan de door hem genoemde persoon, overdragen.

Indien op grond van het hiervoor in dit lid bepaalde een koopovereenkomst is ontbonden ten aanzien van een of meer aandelen die ten tijde van de ontbinding reeds aan een gegadigde zijn geleverd, is die gegadigde gehouden die aandelen binnen een week nadat de verplichting daartoe is ontstaan aan de aanbieder terug te leveren.

Artike1 13.

Indien de aanbieder met levering aan een gegadigde in verzuim is, is de vennootschap onherroepelijk tot levering gemachtigd. Indien aandelen zijn geleverd ter uitvoering van een koopovereenkomst, die na de levering is ontbonden en de gegadigde met teruglevering van de aandelen in verzuim is, is de vennootschap onherroepelijk tot teruglevering gemachtigd. De vennootschap is verplicht over te gaan tot de in de eerste zin bedoelde levering, dan wel de in de tweede zin bedoelde teruglevering, binnen tien dagen nadat de gegadigde respectievelijk de aanbieder aan de vennootschap een daartoe strekkend verzoek heeft gedaan, voor wat betreft bedoelde teruglevering voor zover de gegadigde ten aanzien van de terug te leveren aandelen alsdan beschikkingsbevoegd is.

Artikel 14.

14.1.                        Ingeval van overgang van aandelen - daaronder niet begrepen boedelmenging tengevolge van huwelijk - hetzij voor het geheel, hetzij voor een onverdeeld gedeelte, anders dan door overdracht of door levering op grond van verdeling van een gemeenachap, gelden de in de overgang begrepen aandelen als aangeboden in de zin van artikel 10, lid 2, en wel op het tijdstip van overgang.

Ingeval een levering op grond van verdeling van een gemeenschap plaats vindt zonder dat een overgang, als hiervoor bedoeld, tot het ontstaan van de gemeenschap heeft geleid en bij zodanige verdeling aandelen worden geleverd aan een ander dan een persoon, te wiens aanzien artikel 15, sub c, van toepaasing is, gelden de aldus geleverde aandelen eveneens als aangeboden.

Iedere verkrijger is verplicht binnen dertig dagen nadat op grond van dit lid aandelen als aangeboden gelden daarvan mededeling te doen aan de directie, onder opgave van aantal en aanduidingen van de desbetreffende aandelen.

14.2.                        Binnen veertien dagen na die mededeling of zoveel eerder als de directie verkiest, deelt zij iedere verkrijger mede, dat de desbetreffende aandelen gelden als door hem aangeboden in de zin van artikel 10, lid 2.

Artikel 10, leden 3 en 4, artikel 11, leden 2 tot en met 7, artikel 12 en artikel 13 zijn alsdan van overeenkomstige toepassing, evenwel met de volgende afwijkingen:

a.               een verkrijger kan zijn aanbod niet intrekken;

b.              de termijn van tien dagen, bedoeld in artikel 11, lid 3, vangt aan op de dag, waarop de directie de mededeling doet, bedoeld in de aanhef van dit lid;

c.               in die gevallen, waarin de aanbieder, bedoeld in artikel 10, door hem aangeboden aandelen vrijelijk kan overdragen, zal een verkrijger, als bedoeld in de aanhef van dit lid, zodanige aandelen behouden;

d.              mededelingen aan de rechtverkrijgenden onder algemene titel van een aandeelhouder en aan een verkrijger, als bedoeld in de aanhef van dit lid, geschieden aan hun adressen of, indien zij deze niet hebben opgegeven, aan het in het aandeelhoudersregister opgenomen adres van hun rechtsvoorganger, een en ander tenzij zij een of meer personen hebben aangewezen om hen tegenover de vennootschap te vertegenwoordigen, in welk geval mededelingen geschieden aan het/de adres/adressen van laatstbedoelde persoon/personen.

14.3.                        Indian er tengevolge van eenzelfde rechtsfeit meer dan een tot aanbieding verplichte verkrijger is, zal een zodanige verkrijger, van wie alle aangeboden aandelen zijn afgenomen, niettemin, met gebruikmaking van artikel 12, lid 4, sub A - dat alsdan mede van toepassing is - alle aangeboden aandelen kunnen behouden, indien niet van alle zodanige verkrijgers alle aangeboden aandelen zijn afgenomen.

Artikel 15.

De artikelen 10 tot en met 14 vinden geen toepassing:

a.               indien een aandeelhouder krachtens de wet dan wel deze statuten verplicht is tot overdracht van zijn aandelen aan een eerdere houder;

b.              indien alle aandeelhouders, met uitzondering van de aan bieder of veronderstelde aanbieder, bij onderhandse of notariële akte hebben verklaard, dat in het desbetref fende geval toepassing van die artikelen achterwege kan blijven, en tevens - voor wat betreft een overdracht - de overdracht geschiedt binnen drie maanden nadat al die aandeelhoudera zodanige verklaring hebben afgelegd;

c.               bij levering aan de aandeelhouder zelf op grond van verdeling van een gemeenschap, waarin hij de aandelen had ingebracht.

Artikel 16.

De artikelen 10 tot en met 15 vinden overeenkomstige toepassing ten aanzien van overdracht of andere overgang - daaronder begrepen levering op grond van verdeling van een gemeenschap - van (a) uit aandelen voortspruitende rechten, met uitzondering van rechten op betaalbaar gestelde uitkeringen in contanten en (b) van een recht tot het nemen van aandelen.

Bestuur, Toezicht op het bestuur.

Artikel 17.

17.1.                        De vennootschap wordt bestuurd door een bestuur, onder toezicht van een raad van commissarissen, indien en zolang deze is ingesteld.

De algemene vergadering bepaalt het aantal leden van bet bestuur en het aantal commissarissen.

Een rechtspersoon kan wel tot lid van het bestuur maar niet tot commissaris worden benoemd.

17.2.                        Bestuurders en commissarissen worden benoemd door de algemene vergadering. De algemene vergadering kan hen te allen tijde schorsen en ontslaan.

Een commissaris houdt op commissaris te zijn op het tijdstip van sluiting van de jaarlijkse algemene vergadering, die wordt gehouden in het boekjaar, waarin hij de leeftijd van tweeënzeventig jaar bereikt. lemand die tweeënzeventig jaar of ouder is, kan niet tot commissaris worden benoemd.

17.3.                        Bij een voordracht tot benoeming van een commissaris dient te worden voldaan aan de vereisten als bedoeld in artikel 252, Boek 2, Burgerlijk Wetboek.

17.4.                        Indien de algemene vergadering een bestuurder dan wel een commissaris heeft geschorst, kan deze schor sing te allen tijde door de algemene vergadering worden opgeheven.

17.5.                        Ingeval van belet of ontstentenis van een of meer leden van het bestuur zijn de overblijvende bestuurders of is de enig overblijvende bestuurder tijdelijk met het bestuur belast.

Ingeval van belet of ontstentenis van alle bestuurders of de enige bestuurder is de raad van commissarissen tijdelijk met het bestuur belast; de raad van commissarissen is alsdan bevoegd om een of meer tijdelijke bestuurders aan te wijzen.

Ingeval van ontstentenis neemt de raad van commissarissen zo spoedig mogelijk de nodige maatregelen teneinde een definitieve voorziening te doen treffen.

Artikel 18.

De algemene vergadering stelt het salaris, het eventuele tantième en de verdere arbeidsvoorwaarden van de bestuurders vast.

Besluitvorming van het bestuur.

Artikel 19.

19.1.                        Het bestuur vergadert, zo dikwijls een bestuurder het verlangt. Zij besluit bij gewone meerderheid van de uitgebrachte stemmen.

Bij staking van stemmen beslist de algemene vergadering,

19.2.                        Het bestuur kan ook buiten vergadering besluiten nemen, mits dit schriftelijk, telegrafisch, per telex of per telecopier geschiedt en alle bestuurders zich voor het desbetreffende voorstel uitspreken.

19.3.                        Het bestuur zal zich gedragen naar de door de algemene vergadering gegeven aanwijzingen betreffende de algemene lijnen van het te volgen financiële, economische en sociale beleid en van het personeelsbeleid.

19.4.                        Het bestuur behoeft de goedkeuring van de algemene vergadering voor in een daartoe strekkend besluit van de algemene vergadering omschreven besluiten.

De algemene vergadering kan bij haar besluit tot het instellen van een raad van commissarissen, als bedoeld in artikel 21, lid 1, of bij een later te nemen besluit duidelijk te omschrijven directiebesluiten aan de goedkeuring van de raad van commissarissen onderwerpen.

Vertegenwoordiging, Procuratiehouders.

Artikel 20.

20.1.                        Het bestuur is bevoegd de vennootschap te vertegenwoordigen. Indien er meer dan één bestuurder in functie is, kan de vennootschap ook worden vertegenwoordigd door twee gezamenlijk handelende bestuurders.

20.2.                        Indien een bestuurder in privé een overeenkomst met de vennootschap sluit of in privé enigerlei procedure tegen de vennootschap voert, kan de vennootschap, met inachtneming van het in het eerste lid bepaalde, ter zake worden vertegenwoordigd, hetzij door de be stuurder casu quo de overige bestuurders hetzij door een door de raad van commissarissen aan te wijzen commissaris, alles tenzij de algemene vergadering daartoe een persoon aanwijst of de wet op andere wijze in de aanwijzing voorziet. Zodanige persoon kan ook zijn de bestuurder, te wiens aanzien het strijdig belang bestaat. Indien een bestuurder op een andere wijze dan in de voorlaatste zin omschreven een belang heeft, dat strijdig is met dat van de vennootschap, is hij, evenals het bestuur casu quo de overige bestuurders, met inachtneming van het in het eerste lid bepaalde, bevoegd de vennootschap te vertegenwoordigen.

20.3.                        Het bestuur kan aan een of meer personen, al dan niet in dienst der vennootschap, procuratie of anderszins doorlopende vertegenwoordigingsbevoegdheid verlenen. Tevens kan het bestuur aan personen als in de vorige zin bedoeld, als ook aan andere personen mits in dienst der vennootschap, zodanige titel toekennen, als zij zal verkiezen.

Raad van commissarissen.

Artikel 21.

21.1.                        De algemene vergadering kan besluiten tot het instellen van een raad van commissarissen. De raad van commissarissen treedt in functie met ingang van de dag van nederlegging van een zodanig besluit bij het handelsregister.

Indien en zolang er geen raad van commissarissen is ingesteld, oefent de algemene vergadering alle bevoegdheden uit die aan de raad van commissarissen toekomen, voor zover niet in strijd met wettelijke bepalingen.

Indien en zolang op grond van het in dit lid bepaalde een raad van commissarissen is ingesteld, zijn op de raad van commissarissen en zijn leden dit artikel en de artikelen 17, 18, 19 en 22 van toepassing, onverminderd het overigens in deze statuten omtrent de raad van commissarissen en zijn leden bepaalde.

21.2.                        De algemene vergadering kan besluiten tot het opheffen van de op grond van het vorige lid ingestelde raad van commissarissen. Het in de tweede volzin van het vorige lid bepaalde is van overeenkomstige toepassing.

21.3.                        Het toezicht op het beleid van het bestuur en op de algemene gang van zaken in de vennootschap en de met haar verbonden onderneming wordt uitgeoefend door de raad van commissarissen. De commissarissen staan het bestuur met raad ter zijde. Bij de vervulling van hun taak richten de commissarissen zich naar het belang van de vennootschap en de met haar verbonden onderneming. Het bestuur verschaft de raad van commissarissen tijdig de voor de uitoefening van zijn taak noodzakelijke gegevens.

21.4.                        Indien er meer dan een commissaris is, zal de algemene vergadering uit het midden van de commissarissen een president-commissaris benoemen. De raad van commissarissen benoemt, uit of buiten zijn midden, een secretaris.

Bovendien kan de raad van commissarissen uit zijn midden een of meer gedelegeerde commissarissen benoemen, die belast zijn met het onderhouden van een meer regelmatig contact met het bestuur; van hun bevindingen brengen zij aan de raad van commissarissen verslag uit. De functies van president-commissaris en gedelegeerd commissaris zijn verenigbaar.

21.5.                        De raad van commissarissen kan met inachtneming van deze statuten een reglement opstellen, waarin de verdeling van zijn taak over de verschillende commissarissen wordt geregeld.

Artikel 22.

22.1.                        De raad van commissarissen vergadert zo dikwijls een van zijn leden het verzoekt. Hij besluit bij volstrekte meerderheid van de uitgebrachte stemmen.

Bij staking van stemmen is het voorstel verworpen.

22.2.                        Behoudens het in lid 3 bepaalde, kan de raad van commissarissen geen besluiten nemen, wanneer niet de meerderheid van de leden aanwezig is.

22.3.                        De raad van commissarissen kan ook buiten vergadering besluiten nemen, mits dit schriftelijk, telegrafisch of per telefax geschiedt en alle commissarissen zich voor het desbetreffende voorstel uitspreken.

Een dergelijk besluit wordt aangetekend in het notulenregister van de raad van commissarissen, dat door de secretaris van die raad wordt gehouden; de bescheiden, waaruit van het nemen van een dergelijk besluit blijkt, worden bij het notulenregister bewaard.

22.4.                        De bestuurders zijn, indien zij daartoe worden uitgenodigd, verplicht de vergaderingen van de raad van commissarissen bij te wonen en aldaar alle door die raad verlangde inlichtingen te verstrekken.

22.5.                        De raad van commissarissen kan op kosten van de vennootschap adviezen inwinnen die de raad van commissarissen voor een juiste uitoefening van zijn taak wenselijk acht.

22.6.                        Indien er slechts een commissaris is, heeft deze alle rechten en verplichtingen, bij de wet en bij deze statuten toegekend en opgelegd aan de raad van commissarissen en de president-commassaris.

Algemene vergaderingen.

Artikel 23.

23.1.                        De jaarlijkse algemene vergadering wordt binnen zes maanden na afloop van het boekjaar gehouden.

23.2.                        De agenda voor deze vergadering bevat in ieder geval de vaststelling van de jaarrekening en de bepaling van de winstbestemming, tenzij de termijn voor het opmaken van de jaarrekening is verlengd.

In die algemene vergadering wordt de persoon, bedoeld in artikel 20, lid 2, aangewezen en wordt voorts behandeld, hetgeen met inachtneming van de leden 5 en 6 van dit artikel, verder op de agenda is geplaatst.

23.3.                        Buitengewone algemene vergaderingen worden bijeengeroepen, zo dikwijls het bestuur, de raad van commissarissen, of een aandeelhouder het wenselijk acht.

23.4.                        De algemene vergaderingen worden gehouden in de gemeente waar de vennootschap haar statutaire zetel heeft.

In een elders gehouden algemene vergadering kunnen slechts geldige besluiten worden genomen, indien het gehele geplaatste kapitaal is vertegenwoordigd.

23.5.                        Aandeelhouders worden tot de algemene vergadering opgeroepen door het bestuur, de raad van commissarissen, door een bestuurder of een commissaris.

Bij de oproeping worden de te behandelen onderwerpen steeds vermeld.

23.6.                        De oproeping geschiedt niet later dan op de vijftien de dag voor die der vergadering.

Was die termijn korter of heeft de oproeping niet plaats gehad, dan kunnen geen wettige besluiten worden genomen, tenzij het besluit met algemene stemmen wordt genomen in een vergadering, waarin het gehele geplaatste kapitaal vertegenwoordigd is.

Ten aanzien van onderwerpen, die niet in de oproepingsbrief of in een aanvullende oproepingsbrief met inachtneming van de voor oproeping gestelde termijn zijn aangekondigd, vindt het bepaalde in de vorige zin overeenkomstige toepassing.

23.7.                        De algemene vergadering benoemt zelf haar voorzitter. De voorzitter wijst de secretaris aan.

23.8.                        Van het ter vergadering verhandelde worden notulen gehouden.

Stemrecht van aandeelhouders.

Artikel 24.

24.1.                        Elk aandeel geeft recht op het uitbrengen van een stem. Aan vruchtgebruikers en pandhouders van aandelen kan niet het aan die aandelen verbonden stemrecht worden toegekend.

24.2.                        Aandeelhouders kunnen zich ter vergadering door een schriftelijk gevolmachtigde doen vertegenwoordigen.

24.3.                        Besluiten worden genomen bij gewone meerderheid van de uitgebrachte stemmen.

24.4.                        Aandeelhouders kunnen alle besluiten die zij in vergadering kunnen nemen, mits met voorkennis van het bestuur, buiten vergadering nemen. Een zodanig besluit is slechts geldig, indien alle stemgerechtigde aandeelhouders schriftelijk, telegrafisch, per telex of per telecopier ten gunste van het deabetreffende voorstel stem hebben uitgebracht. Degenen die buiten vergadering een besluit hebben genomen, stellen het bestuur onverwijld van het aldus genomen besluit in kennis.

Boekjaar, Jaarrekening.

Artikel 25.

25.1.                        Het boekjaar is gelijk aan het kalenderjaar.

25.2.                        Jaarlijks binnen vijf maanden na afloop van elk boekjaar - behoudens verlenging van deze termijn met ten hoogste zes maanden door de algemene vergadering op grond van bijzondere omstandigheden - maakt het bestuur een jaarrekening op en legt zij deze voor de aandeelhouders ter inzage ten kantore van de vennootschap. De jaarrekening gaat vergezeld van de verklaring van de accountant, bedoeld in artikel 26, zo de daar bedoelde opdracht is verstrekt, van het jaarverslag, tenzij artikel 403, Boek 2, Burgerlijk Wetboek, voor de vennootschap geldt, en van de in artikel 392, lid 1, Boek 2, Burgerlijk Wetboek, bedoelde overige gegevens, voor zover het in dat lid bepaalde op de vennootschap van toepassing is.

De jaarrekening wordt ondertekend door alle bestuurders en - indien en zolang een raad van commissarissen is ingesteld - alle commissarissen.

Indien de ondertekening van een of meer van hen ontbreekt, dan wordt daarvan onder opgaaf van de reden melding gemaakt.

25.3.                        Vaststelling van de jaarrekening door de algemene vergadering strekt, tenzij die vergadering een voorbehoud maakt, het bestuur tot decharge voor haar bestuur en de raad van commissarissen - indien en zolang deze is ingesteld - tot decharge voor zijn toezicht over het afgelopen boekjaar, onverminderd het in de wet bepaalde.

Accountant.

Artikel 26.

De vennootschap kan aan een accountant, als bedoeld in artikel 393, Boek 2, Burgerlijk Wetboek, de opdracht verlenen om de door het bestuur opgemaakte jaarrekening te onderzoeken overeenkomstig het bepaalde in lid 3 van dat artikel, met dien verstande dat de vennootschap daartoe gehouden is indien de wet dat verlangt.

Indien de wet niet verlangt dat de in de vorige zin bedoelde opdracht wordt verleend, kan de vennootschap een opdracht tot onderzoek van de opgemaakte jaarrekening ook aan een andere deakundige verlenen; zodanige deskundige wordt hierna ook aangeduid als accountant.

Tot het verlenen van de opdracht is de algemene vergadering bevoegd. Gaat deze daartoe niet over, dan is het bestuur bevoegd.

De aan de accountant verleende opdracht kan te allen tijde worden ingetrokken door de algemene vergadering of door het bestuur, indien deze de opdracht heeft verleend; de door het bestuur verleende opdracht kan bovendien door de raad van commissarissen - indien en zolang deze is ingesteld - worden ingetrokken.

De accountant brengt omtrent zijn onderzoek verslag uit aan het bestuur en geeft de uitslag van zijn onderzoek in een verklaring weer.

Winst en verlies.

Artike1 27.

27.1.                        Uitkering van winst ingevolge het in dit artikel bepaalde geschiedt na vaststelling van de jaarrekening waaruit blijkt dat zij geoorloofd is.

27.2.                        De winst staat ter vrije beschikking van de algemene vergadering.

27.3.                        De vennootschap kan aan de aandeelhouders en andere gerechtigden tot de voor uitkering vatbare winst slechts uitkeringen doen voor zover haar eigen vermogen groter is dan het bedrag van het geplaatste kapitaal vermeerderd met de reserves die krachtens de wet moeten worden aangehouden.

27.4.                        Ten laste van de door de wet voorgeschreven reserves mag een tekort slechts worden gedelgd voor zover de wet dat toestaat.

27.5.                        Bij de berekening van de verdeling van een voor uitkering op aandelen bestemd bedrag tellen de aandelen die de vennootschap houdt in haar eigen kapitaal niet mee.

Winstuitkering.

Artikel 28.

28.1.                        Dividenden zijn opeisbaar vier weken na vaststelling, tenzij de algemene vergadering daartoe op voorstel van het bestuur een andere datum bepaalt.

28.2.                        De algemene vergadering kan besluiten, dat dividenden geheel of gedeeltelijk in een andere vorm dan in contanten zullen worden uitgekeerd.

28.3.                        Onverminderd het bepaalde in artikel 27, lid 3, kan de algemene vergadering besluiten tot gehele of gedeeltelijke uitkering van reserves.

28.4.                        Onverminderd het bepaalde in artikel 27, lid 3, wordt, indien de algemene vergadering op. voorstel van het bestuur dat bepaalt, uit de winst over het lopende boekjaar een interim-dividend uitgekeerd.

Vereffening.

Artikel 29.

29.1.                        Indien de vennootschap wordt ontbonden ingevolge een besluit van de algemene vergadering, geschiedt de vereffening door het bestuur, indien en voor zover de algemene vergadering niet anders bepaalt.

29.2.                        Na afloop der vereffening blijven de boeken en bescheiden van de vennootschap gedurende tien jaar berusten onder degene die daartoe door de vereffenaars is aangewezen.

Overgangsbepaling.

Artikel 30.

Het eerste boekjaar eindigt op eenendertig december negentienhonderdachtennegentig.

Dit artikel verliest zijn werking en vervalt na verloop van het eerste boekjaar.

Ten slotte verklaart de comparant:

a.               het geplaatste en gestorte kapitaal van de vennootschap bedraagt veertigduizend gulden (NLG 40.000, —);

b.              in het kapitaal van de vennootschap neemt de oprichtster deel voor veertig aandelen;

c.               de oprichtster is met en namens de vennootschap overeengekomen, dat zij haar aandelen in geld volstort; aan hetgeen omtrent zodanige volstorting in artikel 2:203a, lid 1 Burgerlijk Wetboek is bepaald, is voldaan; voor zover van een volstorting, als bedoeld in lid 1, onder b van dat wetsartikel, is uitgegaan aanvaardt de vennootschap de storting;

d.              er zal voorlopig één directeur zijn; voor de eerste maaal wordt tot directeur benoemd: NS Vastgoed B.V., statutair gevestigd te Utrecht en met adres: Moreelsepark 54, 3511 EP Utrecht.

De vereiste ministeriële verklaring van geen bezwaar is verleend op twee december negentienhonderdzevenennegentig, nummer B.V. 615.954.

De verklaring waarvan artikel 2:203a Burgerlijk Wetboek aanhechting aan deze akte voorschrijft en de ministeriele verklaring van geen bezwaar, worden aan deze akte gehecht. Van het bestaan van de volmacht is mij, notaris, genoegzaam gebleken.

Van de schriftelijke volmacht aan de comparant blijkt uit een onderhandse akte van volmacht, die aan een notariële akte van depot is gehecht, welke akte op achttien december negentienhonderdzevenennegentig is verleden voor mij, notaris.

Waarvan deze akte in minuut wordt verleden te Rotterdam, op de datum in het hoofd van deze akte vermeld. Nadat de zakelijke inhoud van de akte aan de comparant is opgegeven en hij heeft verklaard van de inhoud van de akte kennis te hebben genomen en op volledige voorlezing daarvan geen prijs te stellen, wordt deze akte onmiddellijk na voorlezing van die gedeelten van de akte, waarvan de wet voorlezing voorschrijft, door de comparant, die aan mij, notaris, bekend is en mij, notaris, ondertekend. (get) H.L. Hilarides, C.W. de Monchy.

UITGEGEVEN VOOR AFSCHRIFT

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